Exhibit 10.22

INDEPENDENT DIRECTOR FORM

NON-QUALIFIED STOCK OPTION AGREEMENT

                    AGREEMENT, dated as of __________, between Chicken Acquisition Corp., a Delaware corporation (the “Company”), and __________ (the “Optionee”).

W I T N E S S E T H:

                    WHEREAS, the Company, acting through its Board of Directors (the “Board”) has granted to the Optionee, effective as of the date of this Agreement, an option to purchase shares of common stock, par value $.01, of the Company (the “Common Stock”) on the terms and subject to the conditions set forth in this Agreement;

                    NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

                    SECTION 1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                    “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

                    “Board” has the meaning ascribed to such term in the first recital of this Agreement.

                    “Cause” means action by the Optionee that constitutes misconduct, dishonesty, the failure to comply with specific directions of the Board or the board of directors of EPL, Inc., a deliberate and premeditated act against the Company or its Affiliates, the commission of a felony or substance abuse or alcohol abuse which renders the Optionee unfit to perform his duties as a member of the board of directors. Any resignation from the board of directors in anticipation of an involuntary expulsion from the board shall be deemed to be a termination for Cause.

                    “Change in Control” shall mean:

(a)	the failure of the Permitted Holders collectively to beneficially own at least 40% of the total then outstanding Shares (unless such failure occurs as a result of a Public Offering);

(b)	there is consummated a sale, in one or more related transactions, of all or substantially all of the assets of the Company and its Subsidiaries to a Person other than a Permitted Holder; or

(c)	approval by the Stockholders of a complete liquidation or dissolution of the Company.

                    “Common Stock” has the meaning ascribed to such term in the first recital of this Agreement.

                    “EPL, Inc.” shall mean El Pollo Loco, Inc., a Delaware corporation.

                    “Exercise Notice” has the meaning ascribed to such term in Section 5 of this Agreement.

                    “Fair Market Value” of a share of Common Stock on any date shall be, if the Common Stock is listed on a national stock exchange, the officially quoted closing price on such stock exchange, or if the Common Stock is listed on the NASDAQ National Market, the officially quoted closing price on NASDAQ, or, if the Common Stock is listed on NASDAQ but not on the National Market, the average of the closing bid and asked prices reported by NASDAQ, in each case on the date as of which the value is to be determined (or if such date is not a trading day, as of the preceding trading day), or if the Common Stock is not so listed, the fair market value determined in good faith by the Board.

                    “Option” has the meaning ascribed to such term in Section 2 of this Agreement.

                    “Option Shares” has the meaning ascribed to such term in Section 2 of this Agreement.

                    “Option Term” has the meaning ascribed to such term in Section 3 of this Agreement.

                    “Person” means any individual, partnership, limited liability company, corporation, group, trust or other legal entity.

                    “Permitted Holders” shall mean any of the following: Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners, CIBC Capital Corp., Trimaran Pollo Partners, L.L.C. (or any investment fund or other entity directly or indirectly Controlled by or under common Control with any of the foregoing).

                    “Public Offering” shall mean an underwritten initial bona fide public offering of Company Common Stock after which such Company Common Stock will be listed and traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the National Association of Securities Dealers Automated Quotation System, in each case, pursuant to an effective registration statement under the Act, with an aggregate public offering price of at least $50,000,000.

                    “Shares” means, collectively, the shares of Common Stock subject to the Option, whether such shares are Option Shares or Vested Shares.

                    “Stockholders Agreement” means the Stockholders Agreement, dated as of November 18, 2005, among the Company, and certain other stockholders of the Company, as it may be amended from time to time.

                    “Vested Shares” means the option Shares with respect to which the Option is exercisable at any particular time.

                    SECTION 2. Option; Option Price. On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the “Option”) to purchase up to _______ shares (the “Option Shares”) of Common Stock at the price of $_____ per Option Share (the “Option Price”).

                    SECTION 3. Term. The term of the option (the “Option Term”) shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of this Agreement.

                    SECTION 4. Time of Exercise.

                         (a) Unless accelerated as otherwise provided in Section 4(b), 4(c), 13(b) of this Agreement, the Option shall become exercisable as to 100% of the Option Shares on the seventh anniversary of the date hereof.

                         (b) (i) On the last day of each of the Company’s fiscal years beginning with the fiscal year ending December 27, 2006 through the fiscal year ending December 31, 2011 (each, an “Accelerated Vesting Date”), the Option shall immediately become exercisable as to 20% of the Option Shares.

                         (c) Except as otherwise provided in Section 7, the Option shall remain exercisable as to all such Vested Shares until the expiration of the Option Term.

                    SECTION 5. Procedure for Exercise.

                         (a) The Option may be exercised with respect to Vested Shares, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Exercise Notice”) from the Optionee to the Company, which Exercise Notice shall:

(i) state that the Optionee elects to exercise the Option;

(ii) state the number of Vested Shares with respect to which the Optionee is exercising the Option;

               (iii)
in the event that the Option shall be exercised by the representative of the Optionee’s estate pursuant to Section 10, include appropriate proof of the right of such Person to exercise the Option;

(iv) state the date upon which the Optionee desires to consummate the purchase of such Vested Shares (which date must be prior to the termination of the Option); and

(v) comply with such further provisions as the Company may reasonably require.

                         (b) Payment of the Option Price for the Vested Shares to be purchased on the exercise of the Option shall be made by certified or bank cashier’s check payable to the order of the Company, delivery of shares of Common Stock held for at least six months, valued at their Fair Market Value as of the trading day immediately prior to the date of exercise or by a combination of any of the foregoing means of payment.

                         (c) As a condition to the exercise of the Option and prior to the issuance of any Vested Shares, the Optionee (or the representative of his estate) shall be required to execute the Stockholders Agreement with respect to the Option Shares.

                         (d) The Company shall be entitled to require, as a condition of delivery of the Vested Shares, that the Optionee agree to remit and when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local withholding, and employment taxes relating thereto.

                    SECTION 6. Dividends. Upon the payment of a dividend with respect to the Common Stock, the Optionee shall be entitled to receive the economic equivalent of such dividend as if all Options had been exercised for Common Stock prior to the payment of the dividend.

                    SECTION 7. Termination of Employment. All or any part of the Option, to the extent unexercised, shall terminate immediately upon the Optionee’s termination of service as a member of the board of directors with the Company or any of its Affiliates, except that the Optionee shall have ninety (90) days following the date of such termination of employment to exercise any portion of the Option that he could have exercised on the date of such termination of employment; provided, however, that such exercise must be accomplished prior to the expiration of the Option Term. Notwithstanding the foregoing, if the Optionee’s termination of service is due to his retirement, total and permanent disability (as determined by the Board) or death, the Optionee, or the representative of the estate of the Optionee, as the case may be, may exercise any portion of the Option which the Optionee could have exercised on the date of such termination for a period of nine months thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Option Term. Notwithstanding the foregoing, in the event of a termination of the Optionee’s service on the board of directors of the Company or any of its Affiliates for Cause, the unexercised portion of the Option shall terminate immediately and the Optionee shall have no right thereafter to exercise any part of the Option. Notwithstanding the preceding, any portion of the Option which is not exercisable at the time of termination of the Optionee’s service as a member of the board of directors (for any reason) shall terminate and become null and void.

                    SECTION 8. No Rights as a Stockholder. Except as set forth in Section 6, the Optionee shall not have any rights or privileges of a stockholder with respect to any Shares unless and until certificates representing such Shares shall be issued by the Company to such Optionee.

                    SECTION 9. Additional Provisions Related to Exercise. In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, relating to the Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant to the Company that the Option Shares are being acquired for investment only and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Board may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. No Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

                    SECTION 10. Restriction on Transfer.

                         (a) The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 7, by the representative of his estate to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

                         (b) Any shares issued to the Optionee upon exercise of the Option shall be subject to the restrictions contained in the Stockholders Agreement and shall be deemed Stock (as defined in the Stockholders Agreement) for all purposes thereunder.

                    SECTION 11. Restrictive Legend. All stock certificates representing shares issued upon exercise of the Option shall, unless otherwise determined by the Board, have affixed thereto a legend substantially in the following form:

          “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT AMONG CHICKEN ACQUISITION CORP. AND CERTAIN MINORITY STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR

INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

                    SECTION 12. Adjustment.

                         (a) Subject to Section 10(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board shall make such adjustment in the number and class of shares of stock subject to the Option, and such adjustments to the Option Price, as shall be equitable and appropriate in its good faith judgment under the circumstances.

                         (b) The following rules shall apply in connection with the occurrence of a Public Offering or Change in Control, as applicable: If a Public Offering occurs or if a Change in Control occurs following the Effective Date, the Optionee shall be given (A) written notice of such Public Offering or Change in Control, as applicable, at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option in full, contingent upon the effectiveness of such Public Offering or Change in Control. Upon the occurrence of the Public Offering, the Option shall thereafter be fully vested and remain exercisable in accordance with the terms of the original grant. Upon the occurrence of a Change in Control, the Option shall be fully vested provided however that, to the extent the Option is not exercised, the Option shall automatically terminate unless provision is made in connection with the Change in Control, as applicable for the assumption of the Option by, or the substitution for the Option of new options covering the stock of, the surviving successor of purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option price of shares subject to the Option.

                         (c) The following rules shall apply in connection with Section 12(a) and (b) above:

               (i)
no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 13(a) or (b) shall be eliminated without consideration from the Option;

(ii) no adjustment shall be made for the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

(iii) any adjustment referred to in Section 13(a) or (b) shall be made by the Board in its sole discretion and shall be conclusive and binding on the Optionee.

                    SECTION 13. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)	if to the Company, to it at:

Chicken Acquisition Company
c/o Trimaran Capital Partners
622 Third Avenue, 35th Floor
New York, NY 10017

Attn:

With a copy to:

General Counsel
El Pollo Loco
3333 Michelson Drive, Suite 550
Irvine, CA 92612

Facsimile: (949) 251-1703

                         (b) if to the Optionee, to him at such Optionee’s address as most recently supplied to the Company and set forth in the Company’s records or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

                    SECTION 14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

                    SECTION 15. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the provisions of this Agreement.

                    SECTION 16. Amendment. This Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties.

                    SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice or conflict of law principles).

                    SECTION 18. Consent to Jurisdiction. Each party hereby agrees that any action to enforce which arises out of or in any way relates to any of the provisions of this Agreement shall be brought and prosecuted exclusively in any federal or state court located within the City of New York; and the parties irrevocably and unconditionally submit to the jurisdiction of such courts and to service or process by registered mail, return receipt requested, or by any other manner provided by New York law.

                    SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

                    SECTION 20. Entire Agreement. This Agreement (and the other writings incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

                    SECTION 21. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                    SECTION 22. Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Option granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in this Agreement, the Committee reserves the right to, in good faith, amend, restructure, or replace the Option in order to cause the Option to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section and in order to provide the Optionee with substantially the same economic benefits without violating Section 409A.

*     *     *

                    IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the date first written above.

CHICKEN ACQUISITION CORP.

By:

Name:
Title:

OPTIONEE

By:

Name:

Annex I - 9